Exhibit 99.1

FOR IMMEDIATE RELEASE
 FEBRUARY 23, 2011

Piedmont Community Bank Holdings to Invest $75 Million
In Crescent Financial Corporation

RALEIGH, N.C. – Crescent Financial Corporation (NASDAQ Global Market SM: CRFN) and Piedmont Community Bank Holdings, Inc., announced today that they have entered into a definitive agreement pursuant to which Piedmont will invest $75 million in Crescent and therefore acquire a majority interest in the company.

Michael G. Carlton, president and chief executive officer of Crescent State Bank, commented that “this transaction is an exciting step forward for Crescent’s customers, shareholders and employees.”

Adam Abram, chairman of Piedmont, will be named chairman of Crescent Financial, and Scott Custer, president and chief executive officer of Piedmont, will become chief executive officer of Crescent Financial, upon closing of the transaction. Carlton will continue to serve in his role as president of Crescent Financial and president and chief executive officer of Crescent State Bank.

“This transaction represents a major milestone in our strategic development and will provide a strong platform in the Triangle market, which is in the heart of our geographic footprint,” said Custer. “We look forward to working with the Crescent team, who will have the opportunity to contribute significantly to the growth of our combined organization. We are confident that the transaction will create significant opportunities for Crescent shareholders as we continue building a franchise uniquely-positioned to serve the financial needs of our community.”

The board of directors of Crescent Financial Corporation will be restructured to include eight designees of Piedmont, including Abram and Custer, as well as four continuing Crescent directors, including Carlton, James A. Lucas Jr., Charles A. Paul III and Brent D. Barringer. These four existing Crescent directors also will be appointed to the board of directors of Piedmont. The closing of the financing is subject to receipt of regulatory and shareholder approvals, as well as other customary conditions.

The definitive agreement provides that Piedmont will invest $75 million in Crescent in exchange for Crescent common stock priced at $4 per share. As a result of the investment, Piedmont will own approximately 66 percent of Crescent shares on a fully diluted basis.

In addition, the agreement provides for Piedmont to make a tender offer to Crescent's existing shareholders to purchase up to 67 percent (6,442,105 shares) of currently outstanding Crescent common stock at a price of $4.75 per share. If the maximum number of shares is tendered, Piedmont will pay approximately $30.6 million for all such shares, and Piedmont would then own a total of approximately 89 percent of all outstanding common Crescent shares. Crescent shares closed at $2.17 per share on Wednesday, February 23, and the average closing price for the past ten trading days is $2.19 per share. The tender offer will commence shortly after all regulatory approvals for Piedmont's investment have been obtained and will be evidenced by individual mailings to Crescent's shareholders.

“With a strengthened balance sheet and our shared expertise, we believe we will be well-positioned to serve our customers and allow for prudent expansion of our geographic footprint and banking services,” said Carlton. “Piedmont’s leadership has strong roots in the local community and they bring a wealth of knowledge and strong relationships to Crescent.  We are eager to work with the Piedmont team and draw upon the experience that they bring.”

Completion of the transaction is conditioned upon, among other things, the approval of the shareholders of Crescent Financial Corporation, as well as the North Carolina Commissioner of Banks and the Federal Reserve. The parties anticipate that the transaction will be consummated in the second quarter of this year. Howe Barnes Hoefer & Arnett is acting as financial advisor to Crescent and Gaeta & Eveson, PA, is acting as legal counsel.  Bryan Cave LLP is acting as legal counsel to Piedmont.

About Piedmont Community Bank Holdings, Inc.:
Piedmont Community Bank Holdings, Inc. is a federally-chartered bank holding company based in Raleigh, N.C. Piedmont was formed in 2009 by local businessmen Adam Abram and Scott Custer to build a strong community banking franchise across the Carolinas and Virginia, a region in which Abram and Custer have a combined 50 years of experience in the financial services  sector.  Abram serves as chairman of Piedmont’s board of directors, Steven Lerner serves as vice chair and Custer serves as Piedmont’s president and chief executive officer.

Investors in Piedmont include investment funds managed by Lightyear Capital LLC, Stone Point Capital LLC, the State of Wisconsin Investment Board, Harvard Management Company, Keeneland Capital LLC, and numerous North Carolina-based companies and individuals. In February 2010, Piedmont acquired approximately 62 percent of the outstanding equity in VantageSouth Bank, a community bank based in Burlington, N.C., and has announced the acquisition of the Community Bank of Rowan in Salisbury, N.C. which is pending regulatory approval.

About Crescent Financial Corporation:
Crescent Financial Corporation is the parent company of Crescent State Bank. Crescent has total assets of $973.0 million, deposits of $724.4 million, and gross loans of $676.8 million as of December 31, 2010. The bank operates 15 full-service banking offices in the communities of Cary (2), Apex, Clayton, Garner, Holly Springs, Sanford, Southern Pines, Pinehurst, Raleigh (3), Knightdale and Wilmington (2), North Carolina. For more information, visit www.crescentstatebank.com.

Cautionary Statement
The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements
Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, delays in obtaining or failure to receive required regulatory approvals, including approval by the Board of Governors of the Federal Reserve System and the North Carolina Office of the Commissioner of Banks, the possibility that fewer than the required number of Crescent’s shareholders vote to approve the investment, the occurrence of events that would have a material adverse effect on Crescent as described in the investment agreement, the risk that the investment agreement could be terminated under circumstances that would require Crescent to pay termination fees and expenses to Piedmont, and other uncertainties arising in connection with the proposed investment transaction. Additional factors that could cause actual results to differ materially are discussed in Crescent’s filings with the Securities and Exchange Commission (“SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Crescent does not undertake a duty to update any forward-looking statements in this press release.

Additional Information and Where to Find It
This release is neither an offer to purchase nor a solicitation of an offer to sell securities. Piedmont will file a tender offer statement on Schedule TO with the SEC. Crescent stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Crescent with the SEC because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents once they become available may be obtained free of charge by directing a request to Piedmont at 4350 Lassiter at North Hills Avenue, Suite 330, Raleigh, NC 27609. A copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Crescent, free of charge, by contacting Bruce Elder of Crescent Investor Relations at (919) 466-1000 or from Crescent’s website (www.crescentstatebank.com).

This communication may be deemed to be solicitation material in respect of the proposed acquisition of a majority of the outstanding stock of Crescent by Piedmont. In connection with the proposed acquisition, Crescent intends to file relevant materials with the SEC, including Crescent's proxy statement in preliminary and definitive form. Crescent stockholders are strongly advised to read all relevant documents filed with the SEC, including Crescent’s definitive proxy statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available from Crescent at no charge by contacting Bruce Elder of Crescent Investor Relations at (919) 466-1000 or from Crescent’s website (www.crescentstatebank.com).

Participants in Solicitation
Crescent and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the holders of Crescent common stock in respect of the proposed transaction. Information about the directors and executive officers of Crescent is set forth in the proxy statement for Crescent’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

SOURCE: Piedmont Community Bank Holdings and Crescent Financial Corporation

Crescent Financial
Michael Carlton, (919) 460-7770
Chief Executive Officer
mcarlton@crescentstatebank.com

Kate Catlin/ Patty Briguglio
MMI Public Relations
(919) 233-6600
kate@mmipublicrelations.com
patty@mmipublicrelations.com

Piedmont Community Bank Holdings

Scott Custer, (919) 782-2542
Chief Executive Officer
scott.custer@piedmontbanks.com

Lee Roberts, (919) 782-2547
Managing Director
lee.roberts@piedmontbanks.com